EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

Enerkon Solar International Inc. (“Enerkon Florida”)

A Florida Corporation,

and

the Shareholders of Enerkon Florida,

on the one hand;

and

Enerkon Solar International Inc. (“Enerkon Nevada”),

a Nevada corporation,

and

the Majority Stockholders of Enerkon Nevada,

on the other hand

February 8, 2018

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SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of February 8, 2018 (this “Agreement”), is made and entered into by and among Enerkon Solar International Inc., a company incorporated in the State of Florida (“Enerkon Florida”, which shall include all Enerkon Subsidiaries (as defined below)), and the shareholder of Enerkon Florida (“Enerkon Florida Shareholder”) listed on the Signature Page for Enerkon Florida Shareholders that are attached hereto, on the one hand; and Enerkon Solar International, Inc., a company incorporated in the State of Nevada (“Enerkon Nevada”), and the stockholders of Enerkon Nevada listed on Signature Page for Enerkon Nevada Stockholders that is attached hereto (the “Enerkon Nevada Stockholders”), on the other hand.

R E C I T A L S

WHEREAS, the Board of Directors of Enerkon Nevada has adopted resolutions approving Enerkon Nevada’s acquisition of the common stock of Enerkon Florida held by the Enerkon Florida Shareholders (the “Acquisition”) by means of a share exchange with the Enerkon Florida Shareholders, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Enerkon Florida Shareholders own all of the shares of common stock of Enerkon (the “Enerkon Florida Common Stock”);

WHEREAS, the Enerkon Nevada Stockholders are the majority stockholders of Enerkon Nevada which hold, collectively, an amount of shares of Enerkon Nevada common stock which represents the requisite voting power of the issued and outstanding capital stock of Enerkon Nevada needed in order to approve the transactions contemplated hereby;

WHEREAS, the Enerkon Nevada Stockholders will enter into this Agreement for the purpose of making certain covenants, indemnifications and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Enerkon Florida will become a 100% wholly-owned subsidiary of Enerkon Nevada; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The Enerkon Florida Shareholders will each sell, convey, assign, transfer and deliver to Enerkon Nevada certificates representing the Enerkon Florida Common Stock held by the Enerkon Florida Shareholder as set forth in Column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity of Enerkon Florida, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

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(b) As consideration for the acquisition of the Enerkon Florida Common Stock, Enerkon Nevada will issue to the Enerkon Florida Shareholder, in exchange for the Enerkon Florida Shareholder’s Enerkon Florida Common Stock, the number of shares of common stock set forth opposite such party’s name in Column IV on Annex I attached hereto (the “Enerkon Nevada Shares”).

1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place on such date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Enerkon Shareholders, Enerkon , the Enerkon Nevada Stockholders, and/or Enerkon Nevada (as applicable) will take all such lawful and necessary action.

1.4 Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

“FINRA” means Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Enerkon Nevada.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

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“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Enerkon Nevada’s common stock is listed or quoted for trading on the date in question.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.5 Tax Consequences. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ENERKON FLORIDA

Enerkon Florida (and the Enerkon Florida Shareholders, as applicable) hereby represents and warrants to Enerkon Nevada and the Enerkon Nevada Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

2.1 Organization. Enerkon has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation and has the requisite power to carry on its business as now conducted.

2.2 Capitalization. The capitalization of Enerkon is as provided to Enerkon Nevada, and as of Closing the capitalization of each shall not have changed. All of the issued and outstanding shares of capital stock of Enerkon, as of the date of this Agreement are and as of Closing will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of Enerkon Florida’s Common Stock. Except as set forth in the preceding sentence, no other class of capital stock or other security of Enerkon is authorized, issued, reserved for issuance or outstanding. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Enerkon or any of the Enerkon Florida Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Enerkon.

2.3 Subsidiaries. As of the Closing, Enerkon Florida has no direct or indirect subsidiaries.

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2.4 Certain Corporate Matters. Enerkon Florida is duly qualified to do business as a corporation and is in good standing under the laws of Florida, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Enerkon Florida’s financial condition, results of operations or business. Enerkon Florida has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5 Authority Relative to this Agreement. Enerkon Florida has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Enerkon Florida have been duly authorized. This Agreement has been duly and validly executed and delivered by Enerkon Florida and constitutes a valid and binding agreement, enforceable against Enerkon Florida in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Enerkon Florida of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Enerkon Florida nor the consummation by Enerkon Florida of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Enerkon Florida, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Enerkon Florida is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Enerkon Florida, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Enerkon Florida taken as a whole.

2.7 Books and Records. The books and records of Enerkon Florida delivered to Enerkon Nevada prior to the Closing fully and fairly reflect the transactions to which Enerkon Florida is a party or by which it or its properties are bound.

2.8 Intellectual Property. Enerkon Florida has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Enerkon Florida infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Enerkon Florida , threatened against or affecting Enerkon Florida or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Enerkon Nevada Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Enerkon Florida nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Enerkon Florida, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving Enerkon Florida or any current officer or director.

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2.10 Legal Compliance. To the best Knowledge of Enerkon Florida, after due investigation, no claim has been filed against Enerkon Florida alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Enerkon Florida holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11 Contracts. Enerkon Florida is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12 Transactions with Affiliates and Employees. None of the officers or directors of Enerkon Florida, and, to the Knowledge of Enerkon Florida, none of the employees of Enerkon Florida is presently a party to any transaction with Enerkon Florida (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Enerkon Florida and the Enerkon Florida Shareholders, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Enerkon Florida, and (iii) other employee benefits.

2.13 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Enerkon Florida to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.14 No General Solicitation. Neither Enerkon nor any person acting on behalf of Enerkon has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.15 Obligations of Management. Each officer and key employee of Enerkon Florida is currently devoting substantially all of his business time to the conduct of business of Enerkon Florida.

2.16 Minute Books. The minute books of Enerkon Florida made available to Enerkon Nevada contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

2.17 Money Laundering Laws. The operations of Enerkon Florida are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Enerkon Florida with respect to the Money Laundering Laws is pending or, to the knowledge of Enerkon Florida, threatened.

2.18 Disclosure. The representations and warranties and statements of fact made by Enerkon Florida in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ENERKON FLORIDA SHAREHOLDERS

The Enerkon Florida Shareholders each hereby represent and warrant to Enerkon Nevada as follows:

3.1 Ownership of the Enerkon Florida Common Stock. The Enerkon Florida Shareholder owns, beneficially and of record, good and marketable title to the amount of the Enerkon Florida Common Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. At the Closing, the Enerkon Florida Shareholders will convey to Enerkon Nevada good and marketable title to the Enerkon Florida Common Stock, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Enerkon Florida Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Purchase of Restricted Securities for Investment. The Enerkon Florida Shareholder acknowledges that the Enerkon Nevada Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Enerkon Nevada Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Enerkon Nevada Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Enerkon Florida Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, the Enerkon Florida Shareholder acknowledges and agrees that:

(a) the Enerkon Florida Shareholder is acquiring the Enerkon Nevada Shares for investment, for the Enerkon Florida Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Enerkon Florida Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Enerkon Florida Shareholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Enerkon Nevada Shares.

(b) The Enerkon Shareholder understands that the Enerkon Nevada Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Enerkon Nevada’s reliance on such exemption is predicated on the Shareholder’s representations set forth herein.

3.4 Status of Stockholder. The Enerkon Florida Shareholder hereby makes the following representations and warranties as indicated on the Signature Page of Enerkon Florida Shareholders which is attached and part of this Agreement:

(a) Accredited Investor Under Regulation D. The Enerkon Florida Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex II, and the Enerkon Florida Shareholder is not acquiring the Enerkon Nevada Shares as a result of any advertisement, article, notice or other communication regarding the Enerkon Nevada Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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3.5 Investment Risk. The Enerkon Florida Shareholder is able to bear the economic risk of acquiring the Enerkon Nevada Shares pursuant to the terms of this Agreement, including a complete loss of the Enerkon Florida Shareholder’s investment in the Enerkon Nevada Shares.

3.6 Restrictive Legends. The Enerkon Florida Shareholder acknowledges that the certificate(s) representing the Enerkon Florida Shareholder’s Enerkon Nevada Shares shall conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.7 Disclosure. The representations and warranties and statements of fact made by Enerkon Florida Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ENERKON NEVADA

Enerkon Nevada hereby represents and warrants to Enerkon and the Enerkon Florida Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1 Organization and Qualification. Enerkon Nevada is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Enerkon Nevada is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”). Enerkon Nevada is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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4.2 Authorization; Enforcement. Enerkon Nevada has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Enerkon Nevada and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Enerkon Nevada and no further action is required by Enerkon Nevada, the Board of Directors or Enerkon Nevada’s stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4. This Agreement has been (or upon delivery will have been) duly executed by Enerkon Nevada and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Enerkon Nevada enforceable against Enerkon Nevada in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3 No Conflicts. The execution, delivery and performance by Enerkon Nevada of this Agreement and the consummation by Enerkon Nevada of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Enerkon Nevada’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Enerkon Nevada, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Enerkon Nevada debt or otherwise) or other understanding to which Enerkon Nevada is a party or by which any property or asset of Enerkon Nevada is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Enerkon Nevada is subject (including federal and state securities laws and regulations), or by which any property or asset of Enerkon Nevada is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4 Filings, Consents and Approvals. Enerkon Nevada is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Enerkon Nevada of this Agreement, other than such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

4.5 Issuance of the Enerkon Nevada Shares. The Enerkon Nevada Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Enerkon Nevada other than restrictions on transfer provided for in this Agreement.

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4.6 Capitalization. The capitalization of Enerkon Nevada is as previously provided to Enerkon and will remain as of the Closing Date. Enerkon Nevada has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except for a Preferred Stock of Enerkon Nevada, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Enerkon Nevada’s common stock, or Contracts, commitments, understandings or arrangements by which Enerkon Nevada is or may become bound to issue additional shares of Enerkon Nevada’s common stock or Common Stock Equivalents. The issuance of the Enerkon Nevada Shares will not obligate Enerkon Nevada to issue shares of Enerkon Nevada’s common stock or other securities to any Person (other than the Enerkon Florida Shareholders) and will not result in a right of any holder of Enerkon Nevada securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of Enerkon Nevada are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Enerkon Nevada’s board of directors is required for the issuance of the Enerkon Nevada Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Enerkon Nevada’s capital stock to which Enerkon Nevada is a party or, to the Knowledge of Enerkon Nevada, between or among any of Enerkon Nevada’s stockholders. “Common Stock Equivalents” means any securities of Enerkon Nevada which would entitle the holder thereof to acquire at any time Enerkon Nevada’s common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Enerkon Nevada’s common stock.

(a) Reports; Financial Statements. To the knowledge of Enerkon Nevada, its financial statements contained in its periodic reports filed with the Commission (the “Financial Statements”) (a) complied as to form in all material respects with the published rules and regulations of the SEC in effect at the time of filing; (b) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Enerkon Nevada as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, Enerkon Nevada has no liabilities (accrued, absolute contingent or otherwise). Enerkon Nevada is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Enerkon Nevada maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

(b) Enerkon Nevada has timely filed all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. Each of the principal executive officers of Enerkon Nevada and the principal financial officer of Enerkon Nevada (or each former principal executive officer of the ENERKON NEVADA and each former principal financial officer of ENERKON NEVADA, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Enerkon Nevada Public Reports. There is no event, fact or circumstance that would cause any certification signed by any officer of Enerkon Nevada in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock. All of the issued and outstanding shares of capital stock have been issued in compliance with the Securities Act and applicable state securities laws.

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4.7 Material Changes. Since the date of the latest Financial Statements included within the Public Reports, except as specifically disclosed in a subsequent Public Reports filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Enerkon Nevada has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Enerkon Nevada’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Enerkon Nevada has not altered its method of accounting, (iv) Enerkon Nevada has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Enerkon Nevada has not issued any equity securities to any officer, director or Affiliate. Enerkon Nevada does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Enerkon Nevada Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to Enerkon Nevada or its business, properties, operations or financial condition, that would be required to be disclosed by Enerkon Nevada under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.8 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Enerkon Nevada, threatened against or affecting Enerkon Nevada or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Enerkon Nevada Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Enerkon Nevada nor any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Enerkon Nevada, there is not pending or contemplated, any investigation by the Commission involving Enerkon Nevada or any current director or officer of Enerkon Nevada. The Commission nor any other regulatory body has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Enerkon Nevada under the Securities Act.

4.9 Labor Relations. No labor dispute exists or, to the Knowledge of Enerkon Nevada, is imminent with respect to any of the employees of Enerkon Nevada which could reasonably be expected to result in a Material Adverse Effect. None of Enerkon Nevada’s employees is a member of a union that relates to such employee’s relationship with Enerkon Nevada, and Enerkon Nevada is not a party to a collective bargaining agreement, and Enerkon Nevada believes that its relationships with their employees are good. No executive officer, to the Knowledge of Enerkon Nevada, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Enerkon Nevada to any liability with respect to any of the foregoing matters. Enerkon Nevada is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.10 Compliance. To its Knowledge, Enerkon Nevada: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Enerkon Nevada under), nor has Enerkon Nevada received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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4.11 Regulatory Permits. Enerkon Nevada possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Enerkon Nevada has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.12 Patents and Trademarks. Enerkon Nevada has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Enerkon Nevada has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by Enerkon Nevada violates or infringes upon the rights of any Person. To the Knowledge of Enerkon Nevada, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Enerkon Nevada has taken reasonable security measures to protect the secrecy, confidentiality and value of all their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13 Transactions with Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of Enerkon Nevada and, to the Knowledge of Enerkon Nevada, none of the employees of Enerkon Nevada is presently a party to any transaction with Enerkon Nevada (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Enerkon Nevada, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Enerkon Nevada and (iii) other employee benefits.

4.14 Issuance of Enerkon Nevada Shares. Assuming the accuracy of the Enerkon Florida Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Enerkon Nevada Shares by Enerkon Nevada to the Enerkon Florida Shareholders as contemplated hereby. The issuance of the Enerkon Nevada Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.15 Investment Company. Enerkon Nevada is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.16 Listing and Maintenance Requirements. Enerkon Nevada’s common stock is currently quoted on Pink Sheets (“Pink Sheets”) and Enerkon Nevada has not, in the 12 months preceding the date hereof, received any notice from the OTC Markets, Pink Sheets or FINRA or any trading market on which Enerkon Nevada’s common stock is or has been listed or quoted to the effect that Enerkon Nevada is not in compliance with the quoting, listing or maintenance requirements of the Pink Sheets or such other trading market. Enerkon Nevada is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements. The Common Stock of Enerkon Nevada is DTC eligible and DWAC eligible.

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4.17 Application of Takeover Protections. Enerkon Nevada has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under Enerkon Nevada’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Enerkon Shareholders as a result of the Enerkon Shareholders and Enerkon Nevada fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Enerkon Nevada’s issuance of the Enerkon Nevada Shares and the Enerkon Shareholders’ ownership of the Enerkon Nevada Shares.

4.18 Tax Status. Enerkon Nevada has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Enerkon Nevada has no knowledge of a tax deficiency which has been asserted or threatened against Enerkon Nevada.

4.19 Foreign Corrupt Practices. Neither Enerkon Nevada, nor to the Knowledge of Enerkon Nevada, any agent or other person acting on behalf of Enerkon Nevada, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Enerkon Nevada (or made by any person acting on its behalf of which Enerkon Nevada is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.20 No Disagreements with Accountants and Lawyers. To the Knowledge of Enerkon Nevada, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Enerkon Nevada to arise, between Enerkon Nevada and the accountants and lawyers formerly or presently employed by Enerkon Nevada which could affect Enerkon Nevada’s ability to perform any of its obligations under this Agreement, and Enerkon Nevada is current with respect to any fees owed to its accountants and lawyers.

4.21 Regulation M Compliance. Enerkon Nevada has not, and to the Knowledge of Enerkon Nevada no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Enerkon Nevada to facilitate the sale or resale of any of the Enerkon Nevada Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Enerkon Nevada, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Enerkon Nevada.

4.22 Money Laundering Laws. The operations of Enerkon Nevada are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Enerkon Nevada with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Enerkon Nevada, threatened.

4.23 Minute Books. The minute books of Enerkon Nevada made available to Enerkon and the Enerkon Florida Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

4.24 Employee Benefits. Enerkon Nevada has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.

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4.25 Business Records and Due Diligence. Prior to the Closing, Enerkon Nevada will deliver to Enerkon all records and documents relating to Enerkon Nevada, which Enerkon Nevada and possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Enerkon Nevada and Enerkon Nevada Subsidiaries.

4.26 Contracts. Except as previously disclosed to Enerkon there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Enerkon Nevada taken as a whole. Enerkon Nevada is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.27 No Undisclosed Liabilities. Except as otherwise disclosed in Enerkon Nevada’s Financial Statements or incurred in the ordinary course of business after the fiscal year ended December 30, 2009, and quarterly reports since such date, Enerkon Nevada has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Enerkon Nevada represents that at the date of Closing, Enerkon Nevada shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.28 No SEC or FINRA Inquiries. To the Knowledge of Enerkon Nevada, neither Enerkon Nevada nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.29 Disclosure. The representations and warranties and statements of fact made by Enerkon Nevada in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

4.30 Not a Shell. Enerkon Nevada is not, and has never been a shell company, as defined in Rule 230.405, that has: (i) No or nominal operations; and (ii) either: no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.

ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1 Indemnification. Subject to the provisions of this Article 5, the Enerkon Nevada Stockholders agree to, jointly and severally, indemnify fully in respect of, hold harmless and defend Enerkon Florida, the Enerkon Florida Shareholders and each of the officers, agents and directors of Enerkon Florida or the Enerkon Florida Shareholders against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Enerkon Nevada and/or the Enerkon Nevada Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Enerkon Nevada prior to the Closing; or (B) the operations of Enerkon Nevada prior to the Closing. Subject to the provisions of this Article 5, Enerkon Florida agrees to indemnify fully in respect of, hold harmless and defend the Enerkon Nevada Stockholders and each of the officers, agents and directors of the Enerkon Nevada Stockholders against any Claims to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Enerkon Florida and/or the Enerkon Florida Shareholders herein in this Agreement. The party claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.”

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5.2 Survival of Representations and Warranties. Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Enerkon Nevada, Enerkon Nevada Stockholders and Enerkon Florida under this Agreement shall survive the date hereof for a period of twenty four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Enerkon Nevada, the Enerkon Nevada Stockholders or Enerkon may be made at any time.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Enerkon Florida and Enerkon Nevada as each party may request. In order that each party may have the full opportunity to do so, Enerkon Florida and Enerkon Nevada, the Enerkon Florida Shareholder and the Enerkon Nevada Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Enerkon Florida or Enerkon Nevada as each party or its representatives may reasonably request and cause Enerkon Florida or Enerkon Nevada and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing, and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Enerkon Florida and the Enerkon Florida Shareholders on the one hand, and Enerkon Nevada and the holders of a majority of voting stock of Enerkon Nevada common stock on the other hand. Without the prior written consent of Enerkon Florida, the Enerkon Florida Shareholders, Enerkon Nevada or the Enerkon Nevada Stockholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

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6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on the other.

6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6 Assistance with Post-Closing Reports and Inquiries. Upon the reasonable request of Enerkon Florida, after the Closing Date, each Enerkon Nevada Stockholder shall use its, his or her reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Enerkon Nevada occurring, reported or filed prior to the Closing, as may be necessary or required by Enerkon Nevada for the preparation of the post-Closing Date reports that Enerkon Nevada is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Enerkon and the Enerkon Florida Shareholders. The obligations of Enerkon and the Enerkon Florida Shareholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Enerkon Nevada and/or the Enerkon Nevada Stockholders shall have delivered or caused to be delivered to Enerkon Florida and the Enerkon Florida Shareholders the following:

(i) this Agreement duly executed by Enerkon Nevada and the Enerkon Nevada Stockholders;

(ii) letter of resignation from Enerkon Nevada’s current officers, to be effective as agreed upon by the parties;

(iii) letter of resignation of Enerkon Nevada’s current directors, with the resignation to take effect as agreed upon by the parties;

(iv) resolutions duly adopted by the Board of Directors of Enerkon Nevada approving the following events or actions, as applicable:

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a. the execution, delivery and performance of this Agreement;

b. the Acquisition and the terms thereof;

c. fixing the number of authorized directors on the board of directors at a number to be agreed to;

d. the appointment of such members as indicated by Enerkon to the board of directors, immediately following the closing of the transactions contemplated hereby;

e. the appointment of the following person as officer of Enerkon Nevada, effective on the closing of the transactions contemplated hereby (the “Enerkon Officer”):

Benjamin Ballout	Chief Executive Officer, President, Secretary, Chief Financial Officer

(v) a certificate of good standing for Enerkon Nevada from its jurisdiction of incorporation;

(vi) an instruction letter signed by the President of Enerkon Nevada addressed to Enerkon Nevada’s transfer agent of record, in a form reasonably acceptable to Enerkon and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Enerkon Nevada Shares to be delivered pursuant to this Agreement registered in the names of the Enerkon Florida Shareholder as set forth in Annex I;

(vii) a copy of the Certificate of Incorporation and By-Laws of the Enerkon Nevada, as in effect on and as of the Closing Date, and a copy of the resolutions of the Board of Directors of the Enerkon Nevada authorizing and approving the Enerkon Nevada’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(viii) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Enerkon Florida’s representatives with respect to Enerkon Nevada; and

(ix) such other documents as Enerkon Florida and/or the Enerkon Florida Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties to be True. The representations and warranties of Enerkon Nevada herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Enerkon Nevada and the Enerkon Nevada Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Liabilities. At the Closing, Enerkon Nevada shall have no liabilities, debts or payables (contingent or otherwise), no tax obligations, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

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(d) Filings. At the Closing, Enerkon Nevada will be current in all filings required by it to be filed with the Commission.

(e) No Adverse Effect. The business and operations of Enerkon Nevada will not have suffered any Material Adverse Effect.

7.2 Conditions to Obligations of Enerkon Nevada and the Enerkon Nevada Stockholders. The obligations of Enerkon Nevada and the Enerkon Nevada Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Enerkon Florida and/or the Enerkon Florida Shareholders shall have delivered to Enerkon Nevada the following:

(i) this Agreement duly executed by Enerkon Florida and the Enerkon Florida Shareholders;

(ii) resolutions duly adopted by the Board of Directors of Enerkon Florida authorizing and approving the execution, delivery and performance of this Agreement;

(iii) certificates representing the Enerkon Florida Common Stock to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor; and

(iv) such other documents as Enerkon Nevada may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of Enerkon Florida and the Enerkon Florida Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Enerkon Florida and the Enerkon Florida Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Adverse Effect. The business and operations of Enerkon Florida will not have suffered any Material Adverse Effect.

ARTICLE 8

TERMINATION

8.1 This Agreement may be terminated at any time prior to the Closing by either party upon ten days written notice to the other parties.

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ARTICLE 9

GENERAL PROVISIONS

9.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (local time of the recipient) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (local time of the recipient) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own, and has obtained its own, separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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9.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Enerkon Florida, Enerkon Nevada, the Enerkon Florida Shareholder, and the Enerkon Nevada Stockholders; provided that, the consent of any Enerkon or Enerkon Nevada shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Enerkon Florida or Enerkon Nevada shares, as applicable).

9.9 Parties in Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

ENERKON NEVADA:

ENERKON SOLAR INTERNATIONAL, INC., a Nevada corporation

By:

Chief Executive Officer

Address for Notices:
Address:
Tel:

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SIGNATURE PAGE OF ENERKON NEVADA STOCKHOLDERS

ENERKON NEVADA STOCKHOLDERS:

Name	Number of Shares of Enerkon Nevada Common Stock	Address, Telephone, and Facsimile Number for Notice:	Signature:
Tel:

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SIGNATURE PAGE OF ENERKON FLORIDA

ENERKON FLORIDA:

ENERKON SOLAR INTERNATIONAL INC. A Florida Corporation

By:
Name:	Mr. Benjamin Ballout
Title:	CEO

Address for Notices:

Enerkon Solar International Inc.

Address:	13620 Weyburn Drive
Delray Beach, Florida 33446

Tel:	(561) 431-7762
Fax:	(561) 431-7762

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SIGNATURE PAGES OF ENERKON FLORIDA SHAREHOLDER

ENERKON FLORIDA SHAREHOLDER:

By:
Name:	Mr. Benjamin Ballout

Address for Notices:

Address:	13620 Weyburn Drive
Delray Beach, Florida 33446

Tel:	(561) 431-7762
Fax:	(561) 431-7762

Please Check One:

The Enerkon Florida Shareholder hereby certifies that it is:

☒	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement).

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ANNEX I

(I) Name of Enerkon Shareholders	(II) Number of Shares of Common Stock of Enerkon	(III) Number of Shares of Common Stock of Enerkon Nevada
Benjamin Ballout	1,500	1,500,000

Total	1,500	1,500,000

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ANNEX II

ACCREDITED INVESTOR DEFINITION

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Category B

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of Enerkon Nevada which is issuing and selling the securities.

Category D

The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F

The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H

The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

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